As filed with the Securities and Exchange Commission on June 2, 2016

Registration No. 333-210977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in its charter)

Tennessee	6712	04-3687717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 S. James Campbell Blvd.

Columbia, Tennessee 38401

(931) 380-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis E. Holloway

Chief Executive Officer

Community First, Inc.

501 S. James Campbell Blvd.

Columbia, Tennessee 38401

(931) 380-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Scott Holley, Esq.

Bass, Berry & Sims PLC

150 3rd Avenue S., Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2016

PRELIMINARY PROSPECTUS

COMMUNITY FIRST, INC.

Common Stock Underlying Subscription Rights

To Purchase Up To 250,000 Shares of Common Stock

We are distributing, at no charge, to holders of our common stock on a pro rata basis non-transferable subscription rights to purchase up to an aggregate of 250,000 shares of our common stock, which we refer to as the “rights offering.” In the rights offering, you will receive one subscription right for each share of our common stock you owned as of 5:00 p.m., Eastern Time, on May 10, 2016. As of May 10, 2016, there were 3,297,595 shares of our common stock outstanding.

Each subscription right will entitle you to purchase 0.075 shares of our common stock at the subscription price of $4.75 per share, which we refer to as the “Basic Subscription Right.” If you exercise your Basic Subscription Right in full, you will be entitled to exercise an oversubscription privilege (the “Oversubscription Privilege”), subject to availability and allocation, to purchase a portion of any shares that other eligible shareholders do not purchase through the exercise of their Basic Subscription Rights. Purchases of shares pursuant to the rights offering are also subject to certain other limitations described in this prospectus.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [            ], 2016 (the “Expiration Date”), unless we extend the offering period for up to 15 days in our sole discretion. In order to participate in the rights offering, you must properly complete your subscription documents and transmit them with full payment for the shares you are subscribing to purchase, in accordance with the instructions specified in this prospectus, by 5:00 p.m., Eastern Time, on the Expiration Date.

We are not requiring an overall minimum subscription to complete the rights offering. However, our board of directors may amend or cancel the rights offering at any time and for any reason. Computershare, Inc., our subscription agent for the rights offering, will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is cancelled, all subscription funds received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 15 of this prospectus. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable and may not be cancelled or modified. Our board of directors makes no recommendation regarding your exercise of the subscription rights.

Our common stock is not currently listed on any securities exchange or trading market. The most recent sale of our common stock known to us occurred on May 20, 2016 at a price of $4.75 per share.

	Per Share	Aggregate (1)
Subscription price	$4.75	$1,187,500
Estimated proceeds to us, before expenses	$4.75	$1,187,500

(1)	Assumes that 250,000 shares (100% of the shares offered) are purchased in the rights offering. There can be no assurance that all or any of the shares of common stock will be sold because we are not requiring an overall minimum subscription amount in order to complete the rights offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [            ], 2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional information or information that is different from that contained in or incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. To the extent information in this prospectus is inconsistent with any of the documents incorporated by reference into this prospectus, you should rely on this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is only accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus, all of the information incorporated by reference into this prospectus and the additional information about us described in the section entitled “Where You Can Find More Information” before making your investment decision. This prospectus does not offer to sell, or solicit offers to buy, any securities in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” “our,” or “Community First” refer to Community First, Inc. and its subsidiaries. References to “the Bank” refer to our wholly-owned banking subsidiary, Community First Bank & Trust.

FORWARD-LOOKING STATEMENTS

In addition to historic information, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation the following:

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;

•	greater than anticipated deterioration or lack of sustained growth in the national or local economies, including the Nashville-Davidson-Murfreesboro-Franklin MSA;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments;

•	failure to maintain capital levels above levels required by banking regulations or commitments or agreements we make with our regulators;

•	the inability to comply with regulatory capital requirements and required capital maintenance levels, including those resulting from the implementation of the Basel III capital guidelines, and to secure any required regulatory approvals for capital actions;

•	the vulnerability of our network and our online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human errors, natural disasters, power loss and other security breaches;

•	the inability to grow our loan portfolio;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations;

•	the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;

•	continuation of the historically low short-term interest rate environment;

•	the ability to retain large, uninsured deposits;

•	rapid fluctuations or unanticipated changes in interest rates;

•	the development of any new market;

•	a merger or acquisition;

•	any activity that would cause us to conclude that there was impairment of any asset, including goodwill or any other intangible asset;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	further deterioration in the valuation of other real estate owned;

•	changes in accounting policies, rules and practices;

•	the actions of the owners of the preferred securities we sold through our participation in the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program;

•	changes in technology or products that may be more difficult or costly, or less effective, than anticipated;

•	the effects of war or other conflict, acts of terrorism or other catastrophic events that may affect general economic conditions; and

•	other circumstances, many of which may be beyond our control.

All forward-looking statements that are included in this prospectus and the documents incorporated by reference into this prospectus are expressly qualified in their entirety by this cautionary notice. In addition, our past results do not necessarily indicate our future results. Our forward-looking statements speak only as of the date they were made. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made, except to the extent required by applicable securities laws.

QUESTIONS AND ANSWERS REGARDING THE RIGHTS OFFERING

Below are answers to what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of our common stock offered hereby, and our business.

What is the Rights Offering?

We are distributing to holders of our common stock as of 5:00 p.m., Eastern Time, on May 10, 2016, which we refer to as the “Record Date,” on a pro rata basis and at no cost, non-transferable subscription rights to purchase shares of our common stock at a subscription price of $4.75 per share. The subscription rights are evidenced by subscription rights certificates and entitle the holder to a Basic Subscription Right and an Oversubscription Privilege, which are described further below.

What is the Basic Subscription Right?

The Basic Subscription Right gives our shareholders the opportunity to purchase an aggregate of 250,000 shares of our common stock at a subscription price of $4.75 per share. For every share you owned as of the Record Date, the Basic Subscription Right entitles you to purchase 0.075 shares of our common stock. For example, if you owned 100 shares of our common stock as of the Record Date, you would have the right to purchase up to 7 shares of our common stock in the rights offering for $4.75 per share (or a total payment of $33.25). You may exercise some or all of your Basic Subscription Right, or you may choose not to exercise any subscription rights. If you exercise less than your full Basic Subscription Right, you will not be entitled to purchase shares under your Oversubscription Privilege. See “The Rights Offering – Basic Subscription Right” on page 23 of this prospectus.

Fractional shares resulting from the exercise of Basic Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent in the rights offering will be returned, without interest or penalty, as soon as practicable after the Expiration Date.

What is the Oversubscription Privilege?

If you purchase all of the shares of our common stock available to you pursuant to your Basic Subscription Right, you may also choose to subscribe for a portion of any shares that other eligible shareholders do not purchase through the exercise of their Basic Subscription Rights. You should indicate on your subscription rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee record holder, how many additional shares of common stock you would like to subscribe for pursuant to your Oversubscription Privilege.

If sufficient shares of our common stock are available, we will seek to honor the oversubscription requests in full. If oversubscription requests exceed the number of shares of common stock available, however, we will allocate the available shares pro rata among the shareholders who exercised their Oversubscription Privileges by multiplying the number of shares requested by each shareholder through the exercise of their Oversubscription Privilege by a fraction which equals (x) the number of shares available for oversubscription, divided by (y) the total number of shares requested by all shareholders through the exercise of their Oversubscription Privileges. As described above for the Basic Subscription Right, we will not issue fractional shares through the exercise of an Oversubscription Privilege.

To properly exercise your Oversubscription Privilege, you must deliver the full subscription payment related to the number of shares you request pursuant to your Oversubscription Privilege at the same time you deliver payment related to your Basic Subscription Right. Because we will not know the actual number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your Oversubscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your Basic Subscription Right and are allotted the full amount of your oversubscription as elected by you). See “The Rights Offering – Oversubscription Privilege” beginning on page 23 of this prospectus.

What is the Conversion Transaction?

In connection with the rights offering, we have entered into a Preferred Stock Conversion Agreement, dated as of April 26, 2016 (the “Conversion Agreement”), with the holders of all of the outstanding shares of our Fixed Rate, Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), pursuant to which all of the shares of Series A Preferred Stock will be converted into an aggregate of approximately 1,629,100 shares of our common stock based on a conversion price of $4.75 per share (the “Conversion Transaction”). The closing of the Conversion Transaction is not contingent upon completion of the rights offering; however, there are certain conditions to closing contained in the Conversion Agreement, including, among other things, obtaining certain regulatory approvals required with respect to the acquisition of shares of our common stock by certain of the holders of the Series A Preferred Stock that will, following the Conversion Transaction, individually or together with other members of their immediate family, own greater than 10% of our outstanding shares of common stock. The rights offering is not conditioned on completion of the Conversion Transaction, but we retain the right to terminate or cancel the rights offering, and we may choose to do so if the Conversion Transaction is not consummated. We retained Professional Bank Services, Inc. (“PBS”) to advise us with respect to whether the per share conversion price for the Conversion Transaction to be consummated in connection with the rights offering was fair, from a financial perspective, to the holders of our common stock, and the Conversion Transaction was approved by each of the members of our board of directors that do not own any shares of the Series A Preferred Stock. We refer to these directors as our “disinterested directors” in this prospectus.

Are there limits on the number of shares of common stock I may purchase in the rights offering?

Yes. A person or entity, together with related persons or entities, shall not exercise subscription rights (including the Oversubscription Privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the rights offering. The foregoing restriction will not apply to shareholders who own in excess of 5% of our outstanding common stock as of the Record Date. In addition, we may, in the discretion of our board of directors, not issue shares of our common stock to any purchaser in the rights offering who, in our sole judgment, might be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of the expiration of the rights offering, such clearance or approval has not been obtained or any applicable waiting period has not expired. We will not accept subscriptions from a person in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so. If we elect not to issue shares in the case of an exercise of subscription rights, the unissued shares will become available to satisfy oversubscription requests by other shareholders pursuant to their Oversubscription Privilege. We reserve the right to reject in whole or in part any or all exercise of subscription rights in the rights offering.

Why are we conducting the rights offering?

Our board of directors has elected to conduct the rights offering to give existing shareholders the opportunity to purchase additional shares of our common stock on the same economic terms, on a per-share basis, as offered in the Conversion Transaction, while also allowing such shareholders to offset a portion of the ownership dilution from the issuance of common stock in the Conversion Transaction.

We are also conducting the rights offering to raise equity capital to improve our capital position, provide additional capital for the Bank to strengthen the Bank’s capital position and for general corporate purposes, which could include, among other things, the pursuit of strategic opportunities which may be presented to us in the future.

How do I exercise my subscription rights?

If you are a shareholder of record as of the Record Date and you wish to participate in the rights offering, you must properly complete the enclosed subscription rights certificate and deliver it, along with payment of the full subscription price, to the subscription agent, Computershare, Inc., before 5:00 p.m., Eastern Time, on the Expiration Date. In certain cases, you may be required to provide additional documentation.

Please follow the delivery instructions on the subscription rights certificate. Do not deliver any subscription documents to the Company or the Bank. You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., Eastern Time, on the Expiration Date. See “The Rights Offering – Method of Exercising Subscription Rights” on page 26.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the Oversubscription Privilege and purchase limitations. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering. We reserve the right to reject any attempted subscription that does not include proper documentation or matching payment.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. You will not receive a subscription rights certificate. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase in the rights offering. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the Expiration Date that we have established for the rights offering.

What form of payment is required to purchase shares?

Payments submitted to the subscription agent must be made in U.S. dollars, by personal check or cashier’s check meeting the requirements of the subscription agent drawn on any U.S. bank (including Community First Bank & Trust) and payable to “Computershare, Inc. as Subscription Agent for Community First, Inc.” Our board of directors may determine that other forms of payment, including wire transfers of immediately available funds to an account maintained by the subscription agent, are acceptable. If you send payment by personal check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared, which may take several days after receipt. Accordingly, if you intend to pay by personal check you should send your check and your other subscription documents sufficiently in advance of the Expiration Date to allow time for the check to clear.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your Basic Subscription Right in full, the relative percentage of our shares of common stock that you own will decrease as a result of the rights offering, and your voting and other rights will be diluted. Even if you exercise your Basic Subscription Right in full, but do not exercise, or we do not accept, a certain level of your Oversubscription Privilege (to the extent shares are available through the Oversubscription Privilege), you will experience dilution as a result of the Conversion Transaction. In addition, if you do not exercise your Basic Subscription Right in full, you will not be entitled to participate in the Oversubscription Privilege.

Will our directors and executive officers participate in the rights offering?

To the extent they held shares of our common stock as of the Record Date, our directors and executive officers are entitled to participate in the rights offering on the same terms and conditions applicable to all rights holders. We believe some of our directors will participate in the rights offering at varying levels, but they are not required to do so. We do not expect our executive officers to participate in the rights offering. Each of these individuals will acquire shares of our common stock in the Conversion Transaction, as will all of our directors but two that do not own shares of Series A Preferred Stock.

Has the board of directors made a recommendation to shareholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You should make your decision based on your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering. Please review the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How was the subscription price in the rights offering determined?

The subscription price of $4.75 per share was determined by our board of directors based in part on the pricing for the Conversion Transaction, as agreed upon by us and the shareholders party to the Conversion Agreement. The price at which the shares of our common stock are being issued in the Conversion Transaction was determined by our disinterested directors who are not participating in the Conversion Transaction, considering a number of factors. These factors included historical and current trading prices for our common stock, general conditions in the financial services industry, potential market conditions, and the receipt of a fairness opinion of PBS delivered on April 19, 2016 in which PBS expressed its opinion that the price at which the shares of common stock were being issued in the Conversion Transaction was fair, from a financial perspective, to the holders of our common stock. In conjunction with its review of these factors, the disinterested directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry and our current financial condition. We have agreed to pay PBS a fee of $11,250 in connection with the work it performed in connection with the Conversion Transaction, which payment is not conditioned on consummation of the Conversion Transaction or the rights offering.

You should not consider the subscription price as an indication of our value or the value of our common stock. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the subscription price. You should make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise some or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and full subscription payment before the rights offering expires at 5:00 p.m., Eastern Time, on the Expiration Date. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights. The subscription rights will not be listed for trading on any stock exchange or market. Each subscription rights certificate may only be completed by the shareholder who receives such certificate.

Is there a minimum overall subscription required to complete the rights offering?

No. There is no minimum subscription requirement, either individually or in the aggregate, in the rights offering.

Can the board of directors cancel or extend the rights offering?

Yes. Our board of directors may cancel the rights offering at any time and for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. We also have the right to extend the period for exercising your subscription rights for up to 15 days after the Expiration Date, although we do not presently intend to do so.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. Because shares may be purchased by other shareholders, however, your percentage ownership will be diluted (beyond the dilution that will result from the Conversion Transaction) after the completion of the rights offering unless you exercise your Basic Subscription Right in full. For instance, if you own 10,000 shares of our common stock and do not exercise your Basic Subscription Right, your ownership percentage of our common stock will decrease from 0.30% of our common stock to 0.19% of our common stock, assuming that we issue the 250,000 shares we are offering in the rights offering and we issue approximately 1,629,100 shares in the Conversion Transaction. If you exercise your Basic Subscription Right in full and the Conversion Transaction is consummated you will still experience dilution, but that dilution will be less than if you do not exercise your Basic Subscription Right. For instance, if you own 10,000 shares of our common stock and exercise your Basic Subscription Right in full, and we issue 250,000 shares of common stock in the rights offering and the Conversion Transaction is consummated, your ownership percentage of our common stock will decrease from 0.30% to 0.20%.

After I send in my payment and subscription rights certificate, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

When will I receive my new shares?

All shares of our common stock that you purchase in the rights offering will be issued electronically in book-entry (uncertificated) form. If you are a shareholder of record as of the Record Date and purchase shares in the rights offering by submitting a subscription rights certificate and payment, we will issue your new shares as soon as practicable after the closing of the rights offering, and you will receive confirmation from the subscription agent by mail that your shares were electronically issued. If, as of the Record Date, your shares were held by a broker, dealer, custodian bank or other nominee, and you participate in the rights offering, your nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the closing of the rights offering.

What effects will the rights offering have on our outstanding common stock?

As of May 24, 2016, there were 3,297,595 shares of our common stock outstanding. Assuming that the rights offering is fully subscribed and no outstanding options for shares of our common stock are exercised prior to the expiration of the offering, we expect approximately 3,547,595 shares of our common stock to be outstanding immediately after completion of the rights offering, not including the approximately 1,629,100 shares that we expect to be issued in the Conversion Transaction. In addition, if 1,629,100 shares are issued in the Conversion Transaction, then we expect approximately 5,176,695 shares of our common stock will be outstanding immediately after the closing of the rights offering and the Conversion Transaction.

The issuance of shares of our common stock in the rights offering and the Conversion Transaction will dilute, and thereby reduce, your proportionate ownership in our shares of common stock even if you exercise your Basic Subscription Right in full. In addition, if the subscription price of the shares is less than the market price of our common stock, the rights offering will likely reduce the market price per share of shares you already hold.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” beginning on page 15 of this prospectus and the documents incorporated by reference into this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed or cancelled. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If you hold shares through a broker, dealer, custodian bank or other nominee, it may take longer for you to receive your subscription payment because the subscription agent will return payments to the record holder of your shares.

What fees or charges apply if I purchase shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you are an eligible shareholder and you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a more detailed discussion, see the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 31 of this prospectus.

Whom should I contact if I have other questions?

If you have any questions regarding the rights offering, please contact Jon Thompson, the President and Chief Financial Officer of the Company, at (931) 380-2265.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. Before making an investment decision, you should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference into this prospectus.

Community First, Inc.

Community First, Inc. (the “Company”) was incorporated under the laws of the State of Tennessee as a Tennessee corporation on April 9, 2002. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and became so upon the acquisition of all the voting shares of Community First Bank & Trust (the “Bank”) on August 30, 2002. We conduct substantially all of our activities through, and derive substantially all of our income from, the Bank.

The Bank commenced business on May 18, 1999, as a Tennessee-chartered commercial bank whose deposits are insured by the FDIC’s Deposit Insurance Fund. The Bank is primarily regulated by the Tennessee Department of Financial Institutions and the FDIC. The Bank’s sole subsidiary is Community First Properties, Inc., a Maryland corporation, which was established as a real estate investment trust (“REIT”) pursuant to Internal Revenue Service regulations but which terminated its REIT election effective March 30, 2012. On March 30, 2012, the Company dissolved two of the Bank’s previously existing subsidiaries, Community First Title, Inc., a Tennessee corporation, and CFBT Investments, Inc., a Nevada corporation. The assets of these two subsidiaries were distributed to the Bank.

We provide a wide range of financial services through the Bank and our principal business is to accept demand and saving deposits from the general public and to make residential mortgage, commercial, and consumer loans. Our primary market area consists of Maury, Williamson and Hickman Counties in Tennessee. The Bank’s locations include a main office and three branch offices in Columbia, Tennessee, one branch office in Mount Pleasant, Tennessee, one branch office in Thompson’s Station, Tennessee, one branch office in Centerville, Tennessee, and one branch office in Lyles, Tennessee. We also operate seven automated teller machines in Maury County, one automated teller machine in Williamson County and two automated teller machines in Hickman County, Tennessee. As of March 31, 2016, we had total consolidated assets of approximately $466.7 million, consolidated net loans, excluding loans held for sale, of approximately $285.8 million, total deposits of approximately $412.2 million, and total shareholders’ equity of approximately $28.6 million.

The banking and financial services business is highly competitive. The increasingly competitive environment faced by banks is a result primarily of changes in laws and regulations, changes in technology and product delivery systems, and the continued consolidation among financial services providers. We compete for loans, deposits, trust and investment advisory services and clients with other commercial banks, savings and loan associations, securities and brokerage companies, investment advisors, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial services providers.

Corporate Information

Our principal executive offices are located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, and our telephone number is (931) 380-2265. Our website address is www.cfbk.com. Our website address is included in this prospectus as an inactive textual reference only, and the information contained on or accessible through our website is not part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” beginning on page 23 of this prospectus for a more detailed description of the terms and conditions of the rights offering.

Shares of Common Stock Offered	We are offering up to 250,000 shares of our common stock.

Rights Offering	We are distributing to our shareholders, at no charge, non-transferable subscription rights for each share of common stock that you owned as of the Record Date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees, on your behalf, as a beneficial owner of such shares, subject to adjustments to eliminate fractional rights.

Record Date	5:00 p.m., Eastern Time, on May 10, 2016

Subscription Price	$4.75 per share

Basic Subscription Right	The Basic Subscription Right will entitle you to purchase 0.075 shares of our common stock at the subscription price of $4.75 per share for each share of our common stock that you owned as of the Record Date.

Oversubscription Privilege	If you purchase all of the shares of our common stock available to you pursuant to your Basic Subscription Right, you may also subscribe for a portion of any shares that are not purchased by the other eligible shareholders pursuant to their Basic Subscription Rights. You may subscribe for shares of our common stock pursuant to your Oversubscription Privilege, subject to allotment and the discretion of our board of directors to accept or reject any subscription for shares pursuant to the Oversubscription Privilege in whole or in part.

Expiration Date of Offering	The subscription rights will expire at 5:00 p.m., Eastern Time, on [ ], 2016, which we refer to in this prospectus as the Expiration Date, unless we decide, in our sole discretion, to extend the Expiration Date by up to 15 days.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.

Use of Proceeds	We intend to use a substantial portion, or perhaps all, of the net proceeds from the rights offering to provide additional capital to the Bank. The balance of the net proceeds, if any, will be retained at the holding company for the payment of operating expenses and general corporate purposes. Our management will have broad discretion in deciding how to allocate the net proceeds of the rights offering. See “Use of Proceeds” on page 19 of this prospectus.

Limitations on Purchase of Shares	Other than any shareholder that owned, as of the Record Date, more than 5% of our common stock, no person or entity, together with related persons or entities, may exercise subscription rights (including the Oversubscription Privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the rights offering. In addition, we may, in the discretion of our board of directors, not issue shares of our common stock to any purchaser in the rights offering who, in our sole judgment, might be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of the expiration of the rights offering, such clearance or approval has not been obtained or any applicable waiting period has not expired. We will not accept subscriptions from a person in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so.

No Board Recommendation	Our board of directors makes no recommendation regarding the exercise of your subscription rights. You are urged to make an independent investment decision about whether to exercise your subscription rights based on your own assessment of our business and the rights offering.

Insider Participation	To the extent they held shares of common stock as of the Record Date, our directors and executive officers are entitled to participate in the rights offering on the same terms and conditions applicable to all rights holders. We believe some of our directors will participate in the rights offering at varying levels, but they are not required to do so. We do not expect our executive officers to participate in the rights offering. Each of these individuals will acquire shares of our common stock in the Conversion Transaction, as will all of our directors but two that do not own any shares of Series A Preferred Stock.

Extension and Cancellation	We have the option to extend the period for exercising your subscription rights for up to 15 days, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Procedure for Exercising Rights	To exercise your subscription rights, complete the applicable subscription documents and deliver them to the subscription agent with full payment for the shares you elect to purchase. The completed subscription documents and payment must be received by the subscription agent prior to 5:00 p.m., Eastern

Time, on the Expiration Date. See “The Rights Offering – Method of Exercising Subscription Rights” on page 26 of this prospectus.

Subscription Agent	Computershare, Inc.

Common Shares Outstanding After Rights Offering	Assuming that the rights offering is fully subscribed and no outstanding options for shares of our common stock are exercised prior to the Expiration Date, we expect approximately 5,176,695 shares of our common stock will be outstanding immediately after completion of the rights offering, including the approximately 1,629,100 shares that we expect will be issued in the Conversion Transaction. If we complete the rights offering, but not the Conversion Transaction, and issue in the rights offering all of the shares we are offering, we expect approximately 3,547,595 shares of our common stock will be outstanding.

Risk Factors	Before you decide to invest in our common stock, you should carefully review this entire prospectus, including the “Risk Factors” section beginning on page 15 of this prospectus. You should also carefully review all of the information incorporated by reference into this prospectus, including the information in Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015.

U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of the subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering. See “Material U.S. Federal Income Tax Considerations” beginning on page 31 of this prospectus.

Fees and Expenses	We will pay the fees and expenses relating to the rights offering; however, if you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees charged by such nominee.

Questions	If you have any questions regarding the rights offering, please contact Jon Thompson, the President and Chief Financial Officer of the Company, at (931) 380-2265.

RISK FACTORS

An investment in our common stock involves various risks, which are particular to our company, our industry and our market area. Before deciding to purchase our common stock, you should consider carefully the risks described below and all other information contained in this prospectus and the documents incorporated by reference into this prospectus, including the risk factors set forth under Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. It is possible that risks and uncertainties not listed below may arise or become material in the future and affect our business as currently planned and our financial condition or results of operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such event, you could lose all or part of your investment.

Risks Related to the Rights Offering

The subscription price determined for the rights offering may not be indicative of the value of our common stock.

The subscription price of $4.75 per share was determined by our board of directors based in part on the pricing for the Conversion Transaction, as agreed upon by us and the shareholders party to the Conversion Agreement. The price at which the shares of our common stock are being issued in the Conversion Transaction was determined by our disinterested directors who are not participating in the Conversion Transaction considering a number of factors, including: historical and current trading prices for our common stock, general conditions in the financial services industry, potential market conditions and the contents of a fairness opinion prepared by PBS and delivered to our board of directors on April 19, 2016. The board of directors also considered several other factors in establishing the subscription price, including our past and present earnings, our prospects for future earnings, the outlook for the financial services industry, and our current financial condition. The subscription price, however, does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities.

As a result, the subscription price is not necessarily a reflection of the market price at which our common stock may sell after the rights offering or of any intrinsic or fair value of our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The value of our common stock may also be subject to significant fluctuations in response to our future operating results and other factors. You should make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

The rights offering may cause the price of our common stock to decrease, and such decrease may continue.

The number of shares of our common stock that will be issued if the rights offering is fully subscribed, together with the shares that we expect to issue in the Conversion Transaction, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, you may be unable to profitably sell shares of common stock you acquire in the rights offering. Further, if a substantial number of shares of our common stock are issued, and if the holders of the common stock issued in the rights offering choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There can be no assurance that following the rights offering you will be able to sell your common stock at a price equal to or greater than the subscription price.

If the rights offering is consummated, your relative ownership interest may experience significant dilution.

To the extent that you do not exercise your Basic Subscription Right and shares are purchased by other eligible shareholders in the rights offering, your proportionate voting interest will be reduced even beyond the levels that you will experience as a result of the Conversion Transaction, and the percentage that your original shares represent of our outstanding common stock after the rights offering will be significantly diluted. You can minimize your dilution by fully exercising your subscription rights (including your Oversubscription Privilege). However, you are unlikely to be able to avoid at least some dilution due to the effect of the Conversion Transaction.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Eligible shareholders who desire to purchase shares of our common stock in the rights offering must act promptly to ensure that the subscription agent receives all required forms and payments before the expiration of the offering at 5:00 p.m., Eastern Time, on the Expiration Date. If you are a beneficial owner of shares of our common stock, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the Expiration Date. We will not be responsible if your broker, dealer, custodian bank or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the Expiration Date. Additionally, if you send payment by personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take several days after receipt. Accordingly, if you intend to pay by personal check you should send your check and your other subscription documents sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by such date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payments. We have the sole discretion to determine whether a subscription exercise is valid and effective.

We may cancel the rights offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering at any time. If the offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. We currently have no intention to cancel the rights offering, but are reserving the right to do so. If we elect to cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to subscriptions except to return, without interest or penalty, the previously submitted subscription payments.

You will not be able to sell the shares of common stock for which you subscribe until such shares are issued to you.

If you subscribe for shares in the rights offering by submitting a completed and signed subscription rights certificate with other required subscription forms and payment, we will issue your shares as soon as practicable following the completion of the rights offering. If your shares are held by a broker, dealer, custodian bank, or other nominee and you subscribe for shares in the rights offering, your nominee will be credited with the shares you purchase and your account will be credited by your nominee at such time. Until the shares of common stock for which you subscribe are issued to you, you may not be able to sell your shares. The market price of our common stock may decline between the time you decide to sell the shares of common stock you acquire in the rights offering and the time you are actually able to sell such shares.

Since you cannot revoke the exercise of your subscription rights and the market price of our common stock may decline after you elect to exercise the subscription rights, you could be committed to buying shares above the market price of our common stock.

Your exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the terms of the rights offering are subsequently amended or modified. The market price of our common stock may decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the market price of our common stock is below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Following the exercise of your subscription rights you may not be able to sell your common stock at a price equal to or greater than the subscription price. We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of subscription rights.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.

We will have broad discretion over the use of the net proceeds of the rights offering. We currently intend to use the net proceeds from the offering to provide additional capital for the Bank and for general corporate purposes, including the payment of our expenses or to pursue strategic opportunities which may be presented to us in the future. Our management, however, may allocate the proceeds as it deems appropriate. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds of the rights offering, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used.

Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price of our common stock.

The sale or issuance of substantial amounts of our common stock (including as a result of the Conversion Transaction) could adversely affect the price of shares of our common stock. The availability of shares for future sale, including up to 250,000 shares of our common stock to be issued in the rights offering, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. Additional equity awards may also be granted pursuant to the stock incentive plan approved by our board of directors and shareholders. It is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our common stock would be adversely affected. It is unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of a “market overhang” could have a negative impact on the market price of our common stock and our ability to raise additional capital.

Risks Related to Our Common Stock

An investment in our common stock is not an insured deposit and, as with any stock, inherent market risk may cause you to lose some or all of your investment.

Our common stock is not a bank deposit and is not insured against loss by the FDIC or any other governmental agency. Investment in our common stock is inherently risky and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire shares of our common stock, you may lose some or all of your investment.

We may issue additional shares of common stock or other equity securities in the future, which could dilute the ownership interest of existing shareholders and adversely affect the market price of our common stock.

In order to maintain our and the Bank’s capital at desired levels to meet our or the Bank’s obligations, we may be required to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. We may sell such shares at prices below the subscription price of the shares offered by this prospectus, and the sale of such shares may significantly dilute your ownership as a shareholder. The market price of our common stock could decline as a result of sales of shares of common stock or similar securities in the market made after the rights offering or the perception that such sales could occur.

An established public market for our common stock does not currently exist.

While our common stock is freely transferable by most shareholders, there is not an established public market for trading in our common stock and we cannot be sure if or when an active or established trading market will develop for our common stock, or, if one develops, that it will continue. Our common stock is traded locally among individuals and is not currently listed on The NASDAQ Global Market, the NASDAQ Capital Market or any other securities market.

Our common stock is thinly traded and recent prices may not reflect the prices at which the stock would trade in an active trading market.

Because our common stock is not traded through an organized exchange, but rather in individually-arranged transactions between buyers and sellers, recent prices at which the stock has traded may not necessarily reflect the actual value of our common stock. A shareholder’s ability to sell shares of our common stock in a timely manner may be substantially limited by the lack of a trading market for the common stock.

USE OF PROCEEDS

The proceeds we receive from the rights offering will depend on the number of subscription rights that are exercised by eligible shareholders. There is no assurance as to any particular level of proceeds from the rights offering and there is no minimum offering requirement for this offering. We estimate that the total proceeds of the rights offering to us, before expenses, will be $1,187,500 assuming that all of the shares available in the rights offering are sold.

We expect to incur approximately $116,120 in offering expenses, which include legal, accounting, printing and other expenses associated with the offering. While we consider our cost estimates to be reasonable, the actual amounts paid for offering expenses could be materially higher.

Our management will retain broad discretion in deciding how to allocate the net proceeds of the rights offering. We anticipate, however, that a substantial portion, or perhaps all, of the net proceeds of the rights offering will be contributed to the working capital of the Bank for use in the funding of loans, investment in securities and payment of expenses. The remaining balance of the net proceeds, if any, will be retained by the Company for general corporate purposes which may include, among other things, the payment of operating expenses and the pursuit of strategic opportunities which may be presented to the Company in the future.

DETERMINATION OF SUBSCRIPTION PRICE

The subscription price of $4.75 per share was determined by our board of directors based in part on the pricing for the Conversion Transaction, as agreed upon by us and the shareholders party to the Conversion Agreement. In determining the price we utilized for purposes of the Conversion Transaction, our disinterested directors who are not participating in the Conversion Transaction considered a number of factors, including: historical and current trading prices for our common stock, general conditions in the financial services industry, potential market conditions and the contents of a fairness opinion prepared by PBS and delivered to our board of directors on April 19, 2016 in which PBS expressed its opinion that the price at which the shares of common stock were being issued in the Conversion Transaction was fair, from a financial perspective, to the holders of our common stock. A copy of the fairness opinion issued by PBS has been filed as an exhibit to the registration statement of which this prospectus forms a part. Our board of directors also considered other factors in establishing the subscription price, including our past and present earnings, our prospects for future earnings, the outlook for the financial services industry, and our current financial condition. PBS did not determine the subscription price for the rights offering. Our board of directors determined that price.

The subscription price does not necessarily bear any relationship to any book value of our assets, net worth, past operations, net income, cash flows, losses, financial condition or other established criteria for value. You should not consider the subscription price as an indication of our value or the value of our common stock. You should not assume or expect that, after the rights offering, our common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering. You may not be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price, and the market price for our common stock may be lower than the subscription price. You should make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering before you decide whether to purchase shares in this rights offering.

PBS delivered its fairness opinion with respect to the price at which our shares of common stock would be issued in the Conversion Transaction to our board of directors on April 19, 2016. As part of its analysis, PBS, among other things, reviewed certain business, financial and other information regarding us and our prospects that were furnished to PBS by us, reviewed the publicly reported historical price and trading activity for our common stock, compared the business, financial and other information regarding us with similar information concerning certain other comparable companies, and considered other information such as financial analyses as well as financial, economic and market criteria that PBS deemed relevant. In addition, PBS had discussions with management concerning our business, financial condition, results of operations and forecast for 2016. In rendering its opinion to our board of directors, PBS stated that, as of the date of the opinion, the price at which shares of our common stock were to be issued in the Conversion Transaction was fair, from a financial perspective, to the existing holders of our common stock.

PBS has not prepared any report or opinion constituting a recommendation or advice to us or our shareholders related to the rights offering. PBS expressed no opinion and makes no recommendation to holders of our common stock on whether to exercise the Basic Subscription Right or Oversubscription Privilege in the rights offering. PBS also expressed no opinion as to the prices at which shares to be distributed in connection with the rights offering may trade if and when they are issued or at any future time. The opinion does not constitute a recommendation as to whether you should exercise your subscription rights in the rights offering or acquire shares in the rights offering.

We have agreed to pay PBS a fee of $11,250 in connection with the work it performed in connection with the Conversion Transaction, which payment is not conditioned on consummation of the Conversion Transaction or the rights offering or subscription for a certain number of shares in the rights offering. PBS will not participate in the solicitation of subscriptions for our common stock, and has no obligation to take or purchase any shares of common stock in connection with the rights offering.

We have agreed to indemnify PBS against certain liabilities and expenses in connection with its engagement to provide services in connection with the Conversion Transaction.

PBS has in the past provided investment banking services to us and may in the future provide other investment banking services to us and will receive compensation for such services.

MARKET FOR COMMON STOCK AND DIVIDEND INFORMATION

No public market exists for our common stock, and there can be no assurance that a public trading market for our common stock will develop. As of May 24, 2016, there were 2,111 holders of record of our common stock and 3,297,595 shares outstanding, excluding vested options. As of May 24, 2016, there were 40,400 vested options outstanding to purchase shares of our common stock.

While there is no public market for our common stock, the most recent trade of the common stock known to us occurred on May 20, 2016 at a price of $4.75 per share. These sales are isolated transactions and, given the small volume of trading in our common stock, may not be indicative of its present value. Below is a table which sets forth high and low sales prices of our common stock of which we are aware for the first and second quarters of 2016 and the relevant quarters during the preceding two fiscal years.

	High	Low
2016
First Quarter	$6.00	$3.50
Second Quarter	$4.75	$4.75

2015
First Quarter	$6.00	$6.00
Second Quarter	$6.00	$1.79
Third Quarter	$5.00	$1.79
Fourth Quarter	$5.00	$3.00

2014
First Quarter	$6.00	$6.00
Second Quarter	$6.00	$6.00
Third Quarter	$6.00	$6.00
Fourth Quarter	$6.00	$6.00

Historically, the principal sources of cash revenue for the Company were dividends paid to it by the Bank. There are certain restrictions on the payment of these dividends imposed by federal banking laws, regulations and authorities. Further, the dividend policy of the Bank is subject to the discretion of the Bank’s board of directors and will depend upon such factors as future earnings, financial conditions, cash needs, capital adequacy and general business conditions. The Company paid no dividends to common shareholders in 2014 or 2015 or in the first quarter of 2016.

Tennessee law provides that, without the approval of the Commissioner of the Tennessee Department of Financial Institutions, dividends may be paid by the Bank in an amount equal to net income in the calendar year the dividend is declared plus retained net income for the prior two years. Tennessee laws regulating banks require certain charges against and transfers from an institution’s undivided profits account before undivided profits can be made available for the payment of dividends. In addition to the limitations on the Company’s ability to pay dividends under Tennessee law, the Company’s ability to pay dividends on its common stock is also limited by the terms of the Series A Preferred Stock (which prohibit dividends on all common stock at times when there are declared but unpaid dividends on the Series A Preferred Stock) and by the terms of the indentures pursuant to which its subordinated debentures have been issued.

In the future, the declaration and payment of dividends on the common stock will depend upon the Company’s earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, the Company’s ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2016. Our capitalization is presented on an actual basis and on a pro forma as-adjusted basis to reflect: (i) the exercise of subscription rights to purchase the maximum 250,000 shares of our common stock pursuant to the rights offering and our receipt of net proceeds from the offering of $1,071,380, after deducting estimated offering expenses, and (ii) the conversion of all outstanding shares of our Series A Preferred Stock in exchange for the issuance of 1,629,100 shares of our common stock pursuant to the Conversion Transaction.

	As of March 31, 2016
		As Adjusted
(Dollar amounts in thousands)	Actual	For Rights Offering	For Rights Offering and Conversion Transaction
Long-term debt:
Subordinated debentures	$23,000	$23,000	$23,000

Shareholders’ equity:
Preferred stock, no par value; 2,500,000 shares authorized; 11,905 shares issued and outstanding on an actual basis and on an as adjusted basis for the rights offering; and no shares outstanding on an as adjusted basis for the rights offering and the Conversion Transaction	$7,738	$7,738	$—

Common stock, no par value; 10,000,000 shares authorized; 3,296,667 shares issued and outstanding on an actual basis; 3,546,667 shares outstanding on an as adjusted basis for the rights offering; and 5,175,767 shares outstanding on an as adjusted basis for the rights offering and the Conversion Transaction	35,220	36,291	44,029

Accumulated deficit	(13,051)	(13,051)	(13,051)

Accumulated other comprehensive loss, net	$(1,343)	$(1,343)	$(1,343)

Total shareholders’ equity	$28,564	$29,635	$29,635

THE RIGHTS OFFERING

General

We are distributing to the holders of our common stock as of May 10, 2016 (the “Record Date”), at no cost to shareholders, non-transferable subscription rights to purchase shares of our common stock at $4.75 per share. The subscription rights entitle the holders of our common stock to purchase an aggregate of 250,000 shares of our common stock for an aggregate purchase price of $1,187,500.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of the Record Date. Each subscription right entitles the holder to a Basic Subscription Right and an Oversubscription Privilege, which are described below.

Basic Subscription Right

The Basic Subscription Right entitles you to purchase 0.075 shares of our common stock at the subscription price for each share of our common stock that you owned on the Record Date, subject to delivery of the required subscription documents and payment of the subscription price, prior to the expiration of the rights offering. You may exercise all or a portion of your Basic Subscription Right. However, if you do not exercise all of your Basic Subscription Right in full, you will not be entitled to subscribe for shares under your Oversubscription Privilege.

At the closing of the rights offering, which we anticipate will be concurrent with the closing of the Conversion Transaction, shares purchased pursuant to the Basic Subscription Rights will be issued in book entry form in the name of the purchasers and we will record or cause to be recorded in our stock ledger the name of the persons to whom such shares are issued.

Oversubscription Privilege

If you purchase all of the shares of common stock available to you pursuant to your Basic Subscription Right, you may also choose to subscribe for a portion of any shares of our common stock that are not purchased by other eligible shareholders through the exercise of their Basic Subscription Rights. If sufficient shares of our common stock are available, we will seek to honor the oversubscription requests in full. If oversubscription requests exceed the number of shares of common stock available, however, we will allocate the available shares pro rata among the shareholders who exercised their Oversubscription Privileges by multiplying the number of shares requested by each shareholder through the exercise of their Oversubscription Privilege by a fraction which equals (x) the number of shares available for oversubscription, divided by (y) the total number of shares requested by all shareholders through the exercise of their Oversubscription Privileges.

In order to properly exercise your Oversubscription Privilege, you must deliver the subscription payment related to your Oversubscription Privilege at the time you deliver payment related to your Basic Subscription Right. Because we will not know the actual number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your Oversubscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your Basic Subscription Right and are allotted the full amount of your oversubscription as elected by you). You should indicate on your subscription rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee record holder, how many additional shares of common stock you would like to subscribe for pursuant to your Oversubscription Privilege.

To the extent the aggregate subscription price of the actual number of unsubscribed shares allocated to you pursuant to the Oversubscription Privilege is less than the amount you paid in connection with the exercise of the Oversubscription Privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable. To the extent the amount you paid in connection with your exercise of the Oversubscription Privilege is less than the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the Oversubscription Privilege, you will be allocated a maximum of the number of unsubscribed shares for which you actually paid in connection with your exercise of the Oversubscription Privilege.

There can be no assurance that you will actually be able to purchase any shares of common stock pursuant to the exercise of your Oversubscription Privilege. We have the right to accept or reject subscriptions pursuant to the exercise of an Oversubscription Privilege in whole or in part. In addition, we will not be able to satisfy any orders for shares pursuant to the Oversubscription Privilege if all of the eligible shareholders exercise their Basic Subscription Rights in full. We can only honor an Oversubscription Privilege to the extent sufficient shares are available following the exercise of Basic Subscription Rights.

At the closing of the rights offering, shares purchased pursuant to the Oversubscription Privilege will be issued in book entry form in the name of the purchasers and we will record or cause to be recorded in our stock ledger the name of the persons to whom such shares are issued.

Conversion Transaction

On February 27, 2009, as part of the Capital Purchase Program established by the U.S. Treasury under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, we issued and sold to the U.S. Treasury (i) 17,806 shares of the Series A Preferred Stock and (ii) a ten-year warrant to purchase 890 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), at an initial exercise price of $0.01 per share for an aggregate purchase price of $17,806,000 in cash. On February 27, 2009, the U.S. Treasury exercised the warrant to purchase 890 shares (after net settlement without cash payment) of the Series B Preferred Stock.

On April 14, 2014, the U.S. Treasury, the then holder of all the Series A Preferred Stock and Series B Preferred Stock, closed on the sale of the securities in a modified Dutch auction. The clearing price for the Series A Preferred Stock was $300.50 per share and the clearing price for the Series B Preferred Stock was $521.75 per share. The sale was to unaffiliated third-party investors as well as certain of our directors and executive officers. On January 23, 2015, certain of our directors and executive officers acquired 2,000 additional shares of the Series A Preferred Stock from an investor that had acquired the shares from the U.S. Treasury, resulting in our directors and executive officers owning in excess of 50% of the outstanding shares of the Series A Preferred Stock. On April 15, 2015, certain of our directors and executive officers, and other individuals, acquired an additional 2,901 shares of the Series A Preferred Stock from an investor that had acquired the shares from the U.S. Treasury.

On December 31, 2015, we redeemed (i) all of the outstanding shares of Series B Preferred Stock for a total redemption price of approximately $1,374,000 and (ii) 5,901 of the 17,806 outstanding shares of Series A Preferred Stock for a total redemption price of approximately $3,541,000. None of the redeemed shares of Series A Preferred Stock were held by our directors or executive officers or other individuals that are holders of the shares, but rather were held by institutional investors that acquired the shares from the U.S. Treasury in April 2014 or from other institutional investors that had acquired the shares from the U.S. Treasury. All of the holders of the Series A Preferred Stock whose shares were not redeemed consented to the redemptions.

As described in the definitive proxy statement filed by us with the Securities and Exchange Commission on December 4, 2015, we submitted to the holders of the Series A Preferred Stock and the holders of our common stock for their approval at a special meeting of shareholders held on February 25, 2016, and the holders of the Series A Preferred Stock and common stock at that meeting approved, a collection of amendments to our charter to modify the terms of the Series A Preferred Stock to, among other things, (i) cancel the amount of undeclared dividends in respect of the Series A Preferred Stock; (ii) reduce the liquidation preference on the Series A Preferred Stock to $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends; (iii) reduce the dividend rate payable on the Series A Preferred Stock from 9% per annum to 5% per annum; (iv) change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by our board of directors and subsequently not paid; and (v) eliminate the restrictions on our ability to pay dividends or make distributions on, or repurchase, shares of our common stock or other stock ranking junior or in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock. As a result of these charter amendments, a total of $4,167,000 of our equity was transferred during the first quarter of 2016 from the Series A Preferred Stock to our common stock.

In connection with the Conversion Transaction, we have entered into an agreement with each of the holders of the Series A Preferred Stock to convert the shares of Series A Preferred Stock into common stock at a conversion price of $4.75 per share. Accordingly, each share of Series A Preferred Stock is expected to be converted into approximately 137 shares of common stock, with fractional shares rounded down to the nearest whole share. As a result of their acquisition of shares of common stock in connection with the Conversion Transaction, Messrs. Eslick E. Daniel and Ruskin A. Vest, two of our directors, will own individually, or together with members of their immediately family, in excess of 10% of the outstanding shares of our common stock. Assuming that all of the shares of common stock registered for sale in the rights offering are sold by us and that neither Mr. Daniel (or any member of his immediately family) nor Mr. Vest (or any member of his immediate family) exercises any of his or their subscription rights to acquire shares of our common stock in the rights offering, Mr. Daniel and his immediately family members (including Robert E. Daniel, a member of our board of directors who is Mr. E. Daniel’s son) are expected to own approximately 21.52% of our outstanding common stock (including 101,002 shares of our common stock owned by a family partnership controlled by Mr. E. Daniel), and Mr. Vest and his immediate family members are expected to own approximately 10.73% of our outstanding common stock.

Because Mr. E. Daniel (and members of his immediate family) and Mr. Vest (and members of his immediate family) will own greater than 10% of our outstanding common stock after giving effect to the Conversion Transaction and this rights offering, each must provide advance notice to the Federal Reserve Bank of Atlanta, or the “FRB-Atlanta,” under the Change in Bank Control Act prior to acquiring the shares in the Conversion Transaction, and their acquisition of the shares in the Conversion Transaction must be approved by the FRB-Atlanta. We believe that all of the applications required to be filed with the FRB-Atlanta by Messrs. E. Daniel and Vest have been submitted, but the FRB-Atlanta has not granted any required approvals. While we cannot assure you that the required regulatory approvals will be received promptly, or at all, we believe that Messrs. E. Daniel and Vest will receive the necessary approvals late in the second quarter or early in the third quarter of 2016.

Expiration Date and Cancellation of Rights Offering

The period during which you may exercise your subscription rights will expire at 5:00 p.m., Eastern Time, on the Expiration Date, unless our board of directors elects to extend such period for up to 15 days as discussed below. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription rights certificate or subscription payment after that time, regardless of when the subscription rights certificate and subscription payment were sent by you. We have the option to extend the rights offering by up to 15 days, although we do not presently intend to do so. We may extend the offering by giving oral or written notice to the subscription agent before the Expiration Date, but in no event will we extend the offering more than 15 days after the Expiration Date. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than the next business day after our board of directors determines to extend the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee record holder will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee record holder may establish a deadline that is before the Expiration Date that we have established for the rights offering.

We may cancel the rights offering at any time and for any reason prior to the Expiration Date. If we cancel the rights offering, we will issue a press release notifying shareholders of the cancellation, and the subscription agent will return all subscription payments to subscribers, without interest or penalty, as soon as practicable.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Record Holders. If you are a record holder of our common stock, the number of rights you may exercise pursuant to your Basic Subscription Right will be indicated on the subscription rights certificate delivered to you. You may exercise your subscription rights by properly completing and executing the subscription rights certificate and sending it, together with your full subscription payment, to the subscription agent at the address set forth below under the heading “Subscription Agent; Delivery of Subscription Materials and Payment,” to be received prior to 5:00 p.m., Eastern Time, on the Expiration Date, unless the rights offering is extended by our board of directors in its sole discretion.

Subscription by Beneficial Owners. If your shares of common stock are held in the name of a broker, dealer, custodian bank or other nominee, you are a beneficial owner of our shares of common stock and will not receive a subscription rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you beneficially own as of the Record Date. We will ask your nominee record holder to notify you of the rights offering. If you are not contacted by your broker, dealer, custodian bank or other nominee but believe you are entitled to subscription rights, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the Expiration Date we have established for the rights offering. We are not responsible if you do not receive notice from your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee.

Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, dealer, custodian bank or other nominee, as the case may be, all of the required subscription documents and your full subscription payment prior to 5:00 p.m., Eastern Time, on the Expiration Date, unless the rights offering is extended by our board of directors in its sole discretion.

Payment Method

As described in the instructions accompanying the subscription rights certificate, payments submitted to the subscription agent must be made in full in U.S. dollars by personal check or cashier’s check meeting the requirements of the subscription agent drawn on any U.S. bank (including Community First Bank & Trust). For information regarding the requirements for the use of a cashier’s check to pay the subscription payment, please contact Computershare Inc. at (781) 575-3816. Our board of directors may determine that other forms of payment, including wire transfers of immediately available funds to an account designated by the subscription agent, are acceptable. Any payment received after the Expiration Date of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest or penalty, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	clearance of any personal check or cashier’s check deposited by the subscription agent; or

•	receipt by the subscription agent of a wire transfer of immediately available funds, if our board of directors permits that form of payment.

If you send a personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require five or more business days. Accordingly, holders who wish to pay the subscription payment by means of a personal check should send payment sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by such date.

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY OR THE BANK. We are not responsible for subscription materials sent directly to our offices. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the offering.

Limitations on Amount of Shares You May Purchase in the Rights Offering

Other than any shareholder that owned, as of the Record Date, more than 5% of our common stock, a person or entity may not exercise subscription rights (including the Oversubscription Privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any of the following related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the rights offering, or that would otherwise require regulatory approval:

•	your immediate family, including your spouse, father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and the spouse of any of the foregoing;

•	companies, partnerships, trusts or other entities in which you are a trustee, have a controlling beneficial interest, or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

The term “associate” is used above to indicate any of the following relationships with a person:

•	any corporation or organization, other than the Company or a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•	any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate (although a person who has a substantial beneficial interest in one of our tax-qualified or non-tax-qualified employee plans, or who is a trustee or fiduciary of the plan, is not an associate of the plan, and our tax-qualified employee plans are not associates of a person);

•	any person who is related by blood or marriage to such person and who is a director or senior officer of the Company or a subsidiary thereof; and

•	any person acting in concert with the persons or entities specified above.

In addition, we may, in the discretion of our board of directors, not issue shares of our common stock to any purchaser in the rights offering who, in our sole judgment, might be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of the Expiration Date, such clearance or approval has not been obtained or any applicable waiting period has not expired. We will not accept subscriptions from a person in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so. If we elect not to issue shares in the case of an exercise of subscription rights, the unissued shares will become available to satisfy oversubscription requests by other eligible shareholders pursuant to their Oversubscription Privilege. We reserve the right to reject in whole or in part any or all exercise of subscription rights in the rights offering.

Subscription Agent; Delivery of Subscription Materials and Payment

The subscription agent for the rights offering is Computershare, Inc. Please mail or deliver subscription rights certificates to the subscription agent at the appropriate address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires. Do not send these materials to us or the Bank.

If by courier, certified or registered mail, to:

Computershare, Inc.

480 Washington Blvd., 29th Floor

Jersey City, NJ 07310

Attn: Corp Actions Relationship Manager

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent prior to 5:00 p.m., Eastern Time, on the Expiration Date. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights.

No Fractional Shares

All shares will be sold at a subscription price of $4.75 per share. We will not issue fractional shares. Fractional shares of our common stock resulting from the exercise of the Basic Subscription Rights and the Oversubscription Privilege will be eliminated by rounding down to the nearest whole share and adjusting the aggregate subscription price due accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial holder of our common stock so instructs, you should complete the subscription rights certificate and submit it to the subscription agent with the proper subscription payment to be received by the Expiration Date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent in accordance with the instructions provided with your rights offering materials. If you did not receive such instructions, you should contact the subscription agent to request a copy.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Determination of Subscription Price

The subscription price of $4.75 per share was determined by our board of directors based in part on the pricing for the Conversion Transaction, as agreed upon by us and the shareholders party to the Conversion Agreement. For more information on the manner in which our board of directors determined the subscription price, see the section of this prospectus titled “Determination of Subscription Price” beginning on page 19.

You should not consider the subscription price as an indication of our value or the value of our common stock. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Insider Participation in the Rights Offering

To the extent they held shares of common stock as of the Record Date, our directors and executive officers are entitled to participate in the rights offering on the same terms and conditions applicable to all rights holders. We believe some of our directors will participate in the rights offering at varying levels, but they are not required to do so. We do not expect our executive officers to participate in the rights offering. Each of these individuals will acquire shares of our common stock in the Conversion Transaction, as will all of our directors but two that do not own any shares of Series A Preferred Stock.

No Transfer of Subscription Rights

The subscription rights are non-transferable, and you may not sell, transfer or assign your subscription rights to any person or entity. The subscription rights will not be listed for trading on any stock exchange or market.

Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. Such funds will be held in escrow until the offering is completed or cancelled. If the offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

No Shareholder Rights

You will have no rights as a holder of our shares of common stock that you purchase in the rights offering until such shares of common stock are issued to you or until your account at your record holder is credited with shares of common stock purchased in the rights offering.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid.

U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights in the rights offering. For a more detailed discussion, see the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 31 of this prospectus.

Shares of Common Stock Outstanding After the Offering

Assuming that the rights offering is fully subscribed and no outstanding options for shares of our common stock are exercised prior to the expiration of the offering, we expect approximately 5,176,695 shares of our common stock to be outstanding immediately after completion of the rights offering, including the approximately 1,629,100 shares that we expect to be issued in the Conversion Transaction.

Questions

If you have any questions regarding the rights offering, please contact Jon Thompson, the President and Chief Financial Officer of the Company, at (931) 380-2265.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In General. The following is a summary of material U.S. federal income tax consequences for investors related to the receipt and exercise (or expiration) of the Basic Subscription Right or, if applicable, the Oversubscription Privilege, acquired through the rights offering, and the ownership and disposition of common shares received upon exercise of the Basic Subscription Right or, if applicable, the Oversubscription Privilege. The discussion under this caption “Material U.S. Federal Income Tax Considerations,” insofar as such discussion constitutes matters of U.S. tax law or legal conclusions, represents the opinion of Bass, Berry & Sims PLC as to the material U.S. federal income tax consequences to U.S. holders (as defined below) of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the ownership and disposition of shares of our common stock received upon exercise of the subscription rights.

The following is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds nor precludes the Internal Revenue Service (“IRS”) from adopting a position contrary to that expressed herein, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position were litigated. We have not sought a ruling from the IRS regarding the rights offering.

This summary does not provide a complete analysis of all potential tax consequences of ownership of subscription rights or common stock. This summary is applicable to only U.S. holders (as defined below) of common stock who acquire the subscription rights pursuant to the terms of the rights offering, have held the common stock, as applicable, and will hold the subscription rights and any shares of common stock acquired upon the exercise of subscription rights as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as holders who may be subject to special tax treatment under the Code, including (without limitation): partnerships, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, trustees of qualified employee benefit plans or plan participants, traders in securities that elect to use a mark-to-market method of accounting for their securities, persons holding subscription rights or common stock as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell subscription rights or common stock under the constructive sale provisions of the Code, persons whose “functional currency” is not the U.S. dollar, investors in pass-through entities, foreign taxpayers, and holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. This summary does not address any federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Section 7701(b) of the Code; (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors concerning the tax treatment of the receipt and exercise of subscription rights in the rights offering and the ownership and disposition of our common stock received upon exercise of subscription rights.

Receipt of Subscription Rights. Although the authorities governing transactions such as this rights offering are complex and do not speak directly to the consequences of certain aspects of this rights offering, including the effects of the Oversubscription Privilege, we do not believe your receipt of subscription rights pursuant to the rights offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305(a) of the Code, the receipt of subscription rights to acquire common stock is generally treated as a non-taxable distribution for U.S. federal income tax purposes. If the receipt of subscription rights is treated as a distribution described in Section 305(b) (including “disproportionate distributions” and certain other distributions), however, the distribution would be treated as a taxable distribution of property.

If, contrary to our expectation, your receipt of subscription rights does not qualify as a non-taxable distribution, then the section below entitled “Consequences if the Receipt of Subscription Rights Is Described in Section 305(b)” would apply.

Stockholder Basis and Holding Period of the Subscription Rights. In general, your basis in the subscription rights received in the rights offering will be zero. However, if either: (i) the fair market value of the subscription rights on their date of distribution is 15% or more of the fair market value on such date of the common stock with respect to which they are received; or (ii) you properly elect on your U.S. federal income tax return for the taxable year in which you receive the subscription rights to allocate part of the basis of such common stock to the subscription rights, then you must allocate your tax basis in the common stock with respect to which the subscription rights were received between such common stock and the subscription rights in proportion to the relative fair market value of such common stock and the subscription rights as of the date of the distribution of the subscription rights. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the fair market value of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Your holding period with respect to the subscription rights you receive will include your holding period for the common stock with respect to which the subscription rights were distributed.

Exercise of the Subscription Rights; Basis and Holding Period of Common Stock Acquired Upon Exercise. You generally will not recognize any gain or loss upon the exercise of your subscription rights. Your basis in the shares of common stock acquired through exercise of the subscription rights will generally be equal to the sum of the subscription price you paid to exercise the subscription rights and your basis in such subscription rights, if any. The holding period for the shares of common stock acquired through exercise of the subscription rights will begin on the date you exercise your subscription rights.

Lapse of the Subscription Rights. If you allow the subscription rights you receive to expire unexercised, you will not recognize any loss on the expiration of your subscription rights, and the tax basis of the common stock you own with respect to which such subscription rights were distributed will equal the tax basis in such common stock immediately before the receipt of the subscription rights in this rights offering.

Consequences if the Receipt of Subscription Rights Is Described in Section 305(b). If the receipt of subscription rights is treated as a distribution described in Section 305(b) (including “disproportionate distributions” and certain other distributions), then the distribution would be treated as a taxable dividend in an amount equal to the lesser of the fair market value of the subscription rights and your allocable share of our current or accumulated earnings and profits (“E&P”). To the extent the fair market value of the subscription rights exceeds your allocable share of our current or accumulated E&P, such excess would first be treated as a non-taxable return of capital to the extent of your adjusted tax basis in our common stock, and thereafter as gain from the sale or exchange of our common stock. Your basis in the subscription rights would equal their fair market value.

If the receipt of the subscription rights is taxable to you as described in the previous paragraph, and the subscription rights expire without exercise, you should recognize a short-term capital loss equal to your tax basis in the expired subscription rights (which will be subject to certain limitations relating to the deductibility of capital losses). If you instead exercise such subscription rights, you would not recognize any gain or loss on the exercise of the subscription rights, the tax basis of the shares of our common stock acquired upon the exercise of the subscription rights would be equal to the sum of the subscription price paid for the shares and your tax basis in the subscription rights, and the holding period for the shares of our common stock acquired upon the exercise of the subscription rights would begin on the date the subscription rights are exercised.

Sale of Shares of Our Common Stock and Distributions on Shares of Our Common Stock. You will recognize capital gain or loss upon the sale of our common stock acquired through the exercise of subscription rights in an amount equal to the difference between the amount realized and your adjusted tax basis in the sold common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock sold exceeds one year at the time of sale. If your holding period in the common stock sold does not exceed one year, then such capital gain or loss will be short-term capital gain or loss. Capital losses are subject to certain deductibility limitations.

Distributions, if any, on shares of our common stock acquired through the exercise of subscription rights will be a taxable dividend to you to the extent of your allocable share of our current or accumulated E&P. To the extent the amount of a distribution exceeds your allocable share of our current or accumulated E&P, such excess will first be treated as a non-taxable return of capital to the extent of your adjusted tax basis in such shares of common stock, and thereafter as gain from the sale or exchange of such common stock.

Information Reporting and Backup Withholding. You may be subject to information reporting and/or backup withholding with respect to dividend payments on, or the gross proceeds from the disposition of, our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding, that you are a U.S. citizen (or other U.S. person), and that the Foreign Account Tax Compliance Act (FATCA) code(s) entered on the statement (if any) is correct. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS RIGHTS OFFERING AND THE OWNERSHIP OR EXERCISE OF THE SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION

On or about the date of this prospectus, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to the record holders of our common stock as of the Record Date. Upon completion of the rights offering, we intend to issue shares of our common stock directly to those persons who properly exercised their subscription rights prior to the Expiration Date.

Some of our directors, officers or other employees may participate in the solicitation of the exercise of subscription rights for the purchase of common stock. Our officers, directors and employees will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 of the Exchange Act. None of our officers, directors or employees will be compensated in connection with their participation in the rights offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

We will pay the fees and certain out-of-pocket expenses of our subscription agent, Computershare, Inc., which are estimated to be approximately $34,000. We have also agreed to indemnify the subscription agent for certain losses in connection with the rights offering. Other than the agreement with the subscription agent as described herein, we do not have any existing agreements with any underwriter, broker, dealer or agent relating to the sale or distribution of the common stock in connection with the rights offering.

DESCRIPTION OF OUR COMMON STOCK

We have the authority to issue 10,000,000 shares of common stock, no par value per share. As of May 24, 2016, there were 3,297,595 shares of our common stock outstanding. As of the date of this prospectus, 40,400 shares of our common stock were reserved for issuance pursuant to stock options granted as of that date and our board of directors and shareholders have approved a stock incentive plan under which we have reserved 200,000 shares for future issuance.

The following summary descriptions of selected provisions of our charter, bylaws, common stock and the Tennessee Business Corporation Act (the “TBCA”) are not complete. The summaries are subject to, and are qualified entirely by, the provisions of our charter and bylaws, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the TBCA. You are encouraged to read our charter and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Cumulative voting is not permitted for the election of directors or for any other purpose. Holders of common stock have no preemptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to shares of our common stock. All shares of our common stock being offered under this prospectus will be fully paid and not liable for further calls or assessment by us.

Subject to the prior rights of the holders of shares of our preferred stock that may be issued and outstanding, the holders of our common stock are entitled to receive:

•	dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

•	in the event of our dissolution, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of our preferred stock, as provided in our charter.

Classified Board of Directors

Our charter provides that our board of directors is to be divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of having a classified board of directors is that only approximately one-third of the members of our board of directors are elected each year. As a result, two annual meetings are required for shareholders to change a majority of the members of our board of directors.

The purpose of dividing the board of directors into classes is to facilitate continuity and stability of leadership by insuring that experienced personnel familiar with us will be represented on the board of directors at all times, and to permit management to plan for the future for a reasonable amount of time. However, by potentially delaying the time within which an acquirer could obtain working control of our board of directors, such provisions may discourage some potential mergers, tender offers or takeover attempts.

Tennessee’s Anti-takeover Provisions

Provisions in Tennessee law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise.

Tennessee Business Combination Act. The Tennessee Business Combination Act provides that a party owning shares equal to 10% or more of the voting power of any class or series of the then outstanding voting stock of a “resident domestic corporation” is an “interested shareholder.” An interested shareholder also includes a party that is an affiliate or associate, as defined in the Tennessee Business Combination Act, of a “resident domestic corporation.” We are currently a resident domestic corporation within the meaning of this act. An interested shareholder cannot engage in a business combination with the resident domestic corporation unless the business combination:

•	takes place at least five years after the interested shareholder first acquired 10% or more of the voting power of any class or series of the then outstanding voting stock of the resident domestic corporation; and

•	either is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or satisfies fairness conditions specified in the Tennessee Business Combination Act.

These provisions apply unless one of the following exemptions is available:

•	a business combination with an entity can proceed without delay when approved by the target corporation’s board of directors before that entity becomes an interested shareholder;

•	a business combination is exempt if, in its original charter or original bylaws, the resident domestic corporation elects not to be governed by the Tennessee Business Combination Act;

•	unless the charter of the resident domestic corporation provides otherwise, the Tennessee Business Combination Act does not apply to a business combination of a resident domestic corporation with, or proposed by or on behalf of, an interested shareholder if the resident domestic corporation did not have, on such interested shareholder’s share acquisition date, a class of voting stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act; or

•	the resident domestic corporation may enact a charter or bylaw amendment to remove itself entirely from the Tennessee Business Combination Act that must be approved by a majority of the shareholders who have held shares for more than one year before the vote and which cannot become operative until two years after the vote.

We have not adopted a charter amendment or bylaw to remove ourselves from the Tennessee Business Combination Act.

Tennessee Greenmail Act. The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price higher than fair market value, from a holder of 3% or more of any class of our securities who has beneficially owned the securities for less than two years. We can, however, make this purchase if a majority of the outstanding shares of each class of our voting stock approves the purchase or if we make an offer of at least equal value per share to all holders of shares of the same class of securities as those held by the prospective seller.

Tennessee Control Share Acquisition Act. The Tennessee Control Share Acquisition Act strips a purchaser’s shares of voting rights any time an acquisition of shares in a Tennessee corporation which has elected to be covered by the Tennessee Control Share Acquisition Act (which we at this time have not) brings the purchaser’s voting power to one-fifth, one-third or a majority of all voting power. The purchaser’s voting rights can be restored only by a majority vote of the other shareholders. The purchaser may demand a meeting of shareholders to conduct such a vote. The purchaser can demand a meeting for this purpose before acquiring shares in excess of the thresholds described above, which we refer to as a control share acquisition, only if it holds at least 10% of the outstanding shares and announces a good faith intention to make the acquisition of shares having voting power in excess of the thresholds stated above. If a target corporation so elects prior to the date on which a purchaser makes a control share acquisition, a target corporation may redeem the purchaser’s shares if the shares are not granted voting rights.

The effect of these provisions may make a change of control of us harder by delaying, deferring, or preventing a tender offer or takeover attempt that you might consider to be in your best interest, including those attempts that might result in the payment of a premium over the market price for our shares. They may also promote the continuity of our management by making it harder for you to remove or change the incumbent members of the board of directors.

Limitations on Liability and Indemnification of Directors and Officers

The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest;

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•	in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•	the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•	the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•	the officer or director breached his or her duty of care to the corporation.

Our charter and bylaws provide that, to the fullest extent permitted by the TBCA and other applicable law, as the same may be amended to expand indemnification rights, we may indemnify, hold harmless and advance expenses to each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of ours or is or was serving at our request as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employee.

Our charter and bylaws also provide that the indemnification rights contained in our charter and bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, insurance, agreement, resolution adopted by our shareholders or directors, or otherwise.

Our charter and bylaws also allow us to purchase and maintain insurance to protect our directors, officers, agents and employees against any expense, liability or loss asserted against them or incurred by them. The insuring of the directors, officers, agents and employees is permitted whether or not we would have the power to indemnify that director, officer, agent or employee under our charter or the terms of the TBCA.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock to be offered by this prospectus and the material U.S. federal income tax consequences for holders of our common stock who receive the rights distributed by the Company in this offering or exercise those rights will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of Community First, Inc. as of and for the years ended December 31, 2015 and December 31, 2014 have been audited by HORNE LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available through the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus. You may also read and copy any materials we file with the SEC, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, except for portions of such reports that were deemed to be furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2016;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 6, 2016;

•	Current Reports on Form 8-K, filed with the SEC on January 7, 2016, February 5, 2016, March 2, 2016, March 4, 2016, April 28, 2016 and May 20, 2016; and

•	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or proxy or information statements filed pursuant to Section 14 of the Exchange Act since December 31, 2015.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date that the registration statement of which this prospectus is a part was originally filed with the SEC and prior to the effectiveness of the registration statement and (ii) on or after the date that the registration statement of which this prospectus is a part was originally filed with the SEC and the completion of the sale of the shares of common stock offered by this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, information “furnished” under any item of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference into this prospectus. Requests for such information should be directed to:

Community First, Inc.

501 S. James Campbell Blvd.

Columbia, Tennessee 38401

Attn: Corporate Secretary

(931) 380-2265

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with the rights offering. All amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

SEC Registration Fee	$119.58
Printing Expenses	$3,000.00
Accounting Fees and Expenses	$1,500.00
Legal Fees and Expenses	$75,000.00
Subscription Agent Fees and Expenses	$34,000.00
Miscellaneous	$2,500.00

Total	$116,119.58

Item 14.	Indemnification of Directors and Officers

The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

The registrant’s charter and bylaws provide that the registrant shall to the fullest extent allowed by the TBCA and other applicable law, both as now in effect or hereafter amended to expand indemnification rights, indemnify and advance expenses to each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer, or employee.

The registrant’s bylaws and charter also provide that the indemnification rights contained in the bylaws and charter shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, insurance, agreement, resolution adopted by the registrant’s shareholders or directors, or otherwise.

The registrant believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The registrant’s charter and bylaws also allow it to purchase and maintain insurance to protect its directors, officers, agents and employees against any liability asserted against them or incurred by them. The insuring of the directors, officers, agents and employees is permitted whether or not the registrant would have the power to indemnify that director, officer, agent or employee under its charter or the terms of the TBCA.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index following the signature page to this Registration Statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscribed securities, and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Tennessee, on June 2, 2016.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Louis E. Holloway
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	June 2, 2016
Eslick E. Daniel

/s/ Louis E. Holloway	Chief Executive Officer (Principal Executive Officer)	June 2, 2016
Louis E. Holloway

/s/ Jon Thompson	President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2016
Jon Thompson

*	Director	June 2, 2016
Bernard Childress

*	Director	June 2, 2016
Robert E. Daniel

*	Director	June 2, 2016
Vasant (Vince) G. Hari

*	Director	June 2, 2016
Martin Maguire

*	Director	June 2, 2016
Randy A. Maxwell

*	Director	June 2, 2016
Michael D. Penrod

*	Director	June 2, 2016
Ruskin A. Vest

*	Director	June 2, 2016
Dinah C. Vire

*	Director	June 2, 2016
Stephen F. Walker

*	Director	June 2, 2016
W. Roger Witherow

By:	/s/ Louis E. Holloway
Louis E. Holloway
Attorney-in-Fact

June 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Share Exchange, dated as of July 31, 2007, by and between Community First, Inc. and The First National Bank of Centerville (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but a supplemental copy will be furnished to the SEC upon request.) (incorporated by reference herein to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2007 (File No. 000-49966)).

2.2	Purchase and Assumption Agreement, dated September 17, 2012, by and between Community First Bank & Trust and First Citizens National Bank (incorporated by reference herein to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2012 (File No. 000-49966)).

3.1	Amended and Restated Charter of the Company (restated for SEC filing purposes only) (incorporated by reference herein to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016 (File No. 000-49966)).

3.2	Amended and Restated Bylaws of the Company (restated for SEC filing purposes only) (incorporated by reference herein to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2009 (File No. 000-49966)).

4.1	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of Common Stock.

4.2	Series A Preferred Stock Certificate (incorporated by reference herein to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2009 (File No. 000-49966)).

4.3**	Form of Subscription Rights Certificate.

5.1*	Opinion of Bass, Berry & Sims PLC.

8.1**	Opinion of Bass, Berry & Sims PLC regarding tax matters.

10.1	The Community First, Inc. Stock Option Plan (incorporated by reference herein to the Company’s Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 30, 2004 (File No. 000-49966)).

10.2	Form of Management Stock Option Agreement pursuant to the Community First, Inc. Stock Option Plan (incorporated by reference herein to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 28, 2003 (File No. 000-49966)).

10.3	Form of Organizers Stock Option Agreement pursuant to the Community First, Inc. Stock Option Plan (incorporated by reference herein to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 28, 2003 (File No. 000-49966)).

10.4	Form of Employee Stock Option Agreement pursuant to the Community First, Inc. Stock Option Plan (incorporated by reference herein to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 28, 2003 (File No. 000-49966)).

10.5	The Community First, Inc. 2005 Stock Incentive Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2005 (File No. 000-49966)).

10.6	Amendment to the Community First, Inc. 2005 Stock Incentive Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2008 (File No. 000-49966)).

10.7	Form of Incentive Stock Option Agreement (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2008 (File No. 000-49966)).

Exhibit No.	Description

10.8	Form of Non-Qualified Stock Option Agreement for Directors (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2006 (File No. 000-49966)).

10.9	Form of Non-Qualified Stock Option Agreement pursuant to the Community First, Inc. 2005 Stock Incentive Plan (incorporated by reference herein to the Company’s Quarterly Report on Form 10-QSB filed with the SEC on May 13, 2005 (File No. 000-49966)).

10.10	Form of Incentive Stock Option Agreement pursuant to the Community First, Inc. 2005 Stock Incentive Plan (incorporated by reference herein to the Company’s Quarterly Report on Form 10-QSB filed with the SEC on May 13, 2005 (File No. 000-49966)).

10.11	Form of Restricted Stock Agreement under the Community First, Inc. 2005 Stock Incentive Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2006 (File No. 000-49966)).

10.12	Community First Bank & Trust Supplemental Executive Retirement Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2005 (File No. 000-49966)).

10.13	Amended and Restated Participation Agreement, dated December 27, 2010, with James Bratton pursuant to the Community First Bank & Trust Supplemental Executive Retirement Plan (incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013 (File No. 000-49966)).

10.14	Community First, Inc. Employee Stock Purchase Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2008 (File No. 000-49966)).

10.15	First Amendment to Community First Bank and Trust Supplemental Executive Retirement Plan (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2009 (File No. 000-49966)).

10.16	Form of Redemption Agreement for Series A Preferred Stock Redemption (incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 9, 2016 (File No. 000-49966)).

10.17	Form of Redemption Agreement for Series B Preferred Stock Redemption (incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 9, 2016 (File No. 000-49966)).

10.18	Amended and Restated Community First Bank and Trust Management Incentive Compensation Plan (incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 (File No. 000-49966)).

10.19	Preferred Stock Conversion Agreement, dated April 26, 2016, by and among the Company and the holders of the Community First, Inc. Series A Preferred Stock (incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2016 (File No. 000-49966)).

21.1	List of Subsidiaries (incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 9, 2016 (File No. 000-49966)).

23.1**	Consent of HORNE LLP.

Exhibit No.	Description

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.3**	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1**	Form of Instructions for Use of Subscription Rights Certificate.

99.2**	Form of Letter to Record Holders of Common Stock.

99.3**	Fairness Opinion of Professional Bank Services, Inc.

99.4**	Consent of Professional Bank Services, Inc.

*	Previously filed.
**	Filed herewith.